UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 17, 2012

HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 27th Floor New York, NY 10023 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 17, 2012, Spectrum Brands, Inc. (“SBI”), a majority indirectly-owned subsidiary of Harbinger Group Inc. (“HGI”), completed the first closing of the previously announced acquisition (the “Acquisition”) of the residential hardware and home improvement business of Stanley Black & Decker, Inc. (the “Seller”), pursuant to the previously disclosed Acquisition Agreement (the “Acquisition Agreement”), dated as of October 8, 2012, between Seller and SBI for $1.4 billion in cash. The Acquisition also includes the acquisition by SBI of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan corporation involved in the production of residential locksets. The acquisition of these assets will be completed at a second closing, which will occur at a later date.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Acquisition Agreement attached as Exhibit 2.1 to SBI’s Current Report on Form 8-K filed on October 12, 2012, which is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01 and Item 8.01 is hereby incorporated by reference to this Item 2.03.

Item 8.01  Other Events

On December 20, 2012, SBI filed a Current Report on Form 8-K (“SBI 8-K”) announcing that in connection with (i) the closing of the Acquisition, SBI entered into a Credit Agreement (“Term Credit Agreement”) that provides SBI with a $700 million senior secured first lien term credit facility and provides Spectrum Brands Canada, Inc., an indirectly wholly owned subsidiary of SBI, with a $100 million (denominated in Canadian dollar equivalent) senior secured first lien term credit facility (collectively, the “New Term Loan Facility”) and (ii) the closing of the Acquisition and the entry into the Term Credit Agreement, SBI assumed the obligations of the $520 million aggregate principal amount of 6.375% Senior Notes due 2020 (the “2020 Notes”) and U.S. $570 million aggregate principal amount of 6.625% Senior Notes due 2022 (the “2022 Notes”) (collectively, the “New Senior Notes”) previously issued by Spectrum Brands Escrow Corp. The proceeds from the New Term Loan Facility were used to refinance all of the outstanding term loans of SBI under that certain Amended and Restated Credit Agreement dated as of February 1, 2011, as amended, to pay for a portion of the transaction expenses incurred in connection with the Acquisition and the Term Credit Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the SBI 8-K and documents referenced therein. Interested parties should read the SBI 8-K and other announcements and public filings by SBI regarding the Acquisition Agreement and the other transaction referenced herein. SBI’s filings with the Securities and Exchange Commission are available at www.sec.gov.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Assets Acquired

To the extent required, HGI will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

To the extent required, HGI will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Vice President, Counsel and Corporate Secretary

Dated:  December 21, 2012